UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2006

Intra-Asia Entertainment Corporation (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-75297 (Commission file number)	87-0616524 (IRS employer I.D. No.)

1111 Corporate Center Road, Suite 203B Monterey Park, CA 91754 (Address of principal executive offices)

(323) 261-0078 (Registrant's telephone number, including area code)

Not Applicable. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On January 31, 2006, Intra-Asia Entertainment Corporation (the "Subsidiary"), a Delaware corporation and wholly-owned subsidiary of the Registrant, entered into a Share Purchase Agreement, pursuant to which the Subsidiary will sell its eighty five percent (85%) interest in Weifang Fuhua Amusement Park (the "Park") to Beijing Maidashi Investment Co., Ltd., a Chinese corporation ("Beijing Maidashi"). The Subsidiary holds its equity interest in the Park through Weifang Fuhua Amusement Park Co., Ltd. (the "Joint Venture"), a Chinese joint venture organized in 1991.

        The Share Purchase Agreement provides that Beijing Maidashi will pay ten million dollars ($10,000,000 [US]) to the Subsidiary for its shares of the Joint Venture. A payment of two million dollars ($2,000,000 [US]) is due on February 7, 2006, a payment of five million dollars ($5,000,000 [US]) is due on or before March 31, 2006 and a final payment of three million dollars ($3,000,000 [US]) is due on or before April 30, 2006. The purchase price is subject to reduction in the event that any of the financial information previously provided to Beijing Maidashi by the Subsidiary is untrue or inaccurate.

The Registrant is seeking to invest the proceeds in other assets that may be unrelated to the amusement park industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intra-Asia Entertainment Corporation

DATED: February 6, 2006	/S/ XIAOFANG JI
Xiaofang Ji, Chief Executive Officer